SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

At its regularly scheduled Board of Directors meeting held on January 26, 2005, the following resolution was adopted by the Board of Directors of the registrant:

“RESOLVED, that, effective January 1, 2005, non-employee directors shall be paid for service on the Board in accordance with the following fee schedule:

Retainer:	$4,000 per quarter
$4,000 additional per quarter to the Chairman of the Board
$3,000 additional per quarter to the Chairman of the Audit Committee

Per Meeting Fee:	$1,000 per Board or Committee meeting (excluding Audit Committee meetings)
$2,000 per Audit Committee meeting

At this same meeting, the Board approved the following base salaries for the registrant’s executive officers, to be effective January 1, 2005: Denis McGlynn $250,000; Jerome T. Miraglia $175,000; Patrick J. Bagley $215,000; Klaus M. Belohoubek $155,000; Thomas G. Wintermantel $168,000; and approved the following incentive for the Chief Executive Officer:

“RESOLVED. . . the determination of an annual incentive for FYE 2005 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $100,000, as determined by [the Compensation and Stock Incentive Committee] in its sole discretion.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn President and Chief Executive Officer

Dated: January 28, 2005